Exhibit 32(a)

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18U.S.C. SECTION 1350

In connection with the Annual Report of Quantum Materials Corp.  (the “Company”) on Form 10-K for the fiscal year ending June 30, 2011 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Stephen Squires, Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ STEPHEN SQUIRES
Stephen Squires
Principal Executive Officer
February 14, 2012